EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AllianceBernstein Holding L.P.’s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
New York, New York
November 14, 2017

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 14, 2017, relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in AllianceBernstein L.P.’s Annual Report on Form 10‑K for the year ended December 31, 2016.

/s/ PricewaterhouseCoopers LLP
New York, New York
November 14, 2017